SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 16, 2003

Date of report (Date of earliest event reported)

Valentis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Road, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 697-1900
(Registrant’s telephone number, including area code)

Item 5.           Other Events.

On June 16, 2003, Valentis, Inc. (the “Company”) announced that it had completed an agreement with DSM Biologics under which the license granted by the Company to DSM Biologics for the Company’s plasmid DNA manufacturing technology was affirmed on revised financial terms and certain outstanding disputes between the Company and DSM Biologics were resolved.  The Company also announced the issuance of a key plasmid DNA purification patent in Europe, EP 923592 and the issuance of US Patent No. 6,534,483.  A copy of the Company’s press release regarding these announcements is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 7.           Exhibits.

99.1     Text of Press Release, dated June 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 2003

VALENTIS, INC.

By:	/s/ Joseph A. Markey
Joseph A. Markey
Senior Director of Finance and Controller

EXHIBIT INDEX

99.1                   Text of Press Release, dated June 16, 2003.